Exhibit 99 (a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311          Fax:  (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Announces Second Quarter 2019 Results;
Net Income of $14.7 Million and 6.0% Average Residential Loan Growth Year over Year

Glenville, New York – July 22, 2019

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) · TrustCo Bank Corp NY today announced second quarter 2019 net income of $14.7 million or $0.151 diluted earnings per share compared to $15.4 million or $0.160 diluted earnings per share in the second quarter of 2018 despite an increase of $4.8 million in interest expense during the same time period. Similar results were noted during the six month period wherein net income was $29.2 million for the six months ended June 30, 2019 versus $30.2 million for the same period in 2018 while total interest expense increased by $8.3 million.

Summary

Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “Balanced growth of loans and deposits during the second quarter helped preserve our strong liquidity position while at the same time mitigated the impact of margin compression.” Average loans grew by 4.8% and average deposits increased 4.7% for the second quarter of 2019 compared to the second quarter 2018.  Commenting on this growth Mr. McCormick noted “Flexible balance sheet management and our strong liquidity position allows us to invest in our traditional market leading real estate products while retaining our core deposit centered base.  I am pleased with these results and I believe this positions us well for the remainder of this year and beyond.”

The quarter also reflected the sale of the Company’s remaining credit card portfolio which resulted in a gain of approximately $176 thousand and reduced the required loan loss reserve allocated to this portfolio by approximately $540 thousand. The negative second quarter 2019 provision for loan losses of $341 thousand includes a reduction in the allocated reserve and the normal quarterly provision for loan losses of approximately $200 thousand.

Details

Average loans were up $176.6 million or 4.8% in the second quarter 2019 over the same period in 2018.  Average residential loans, our primary lending focus, were up $191.1 million or 6.0% in the second quarter 2019, over the same period in 2018.  Average deposits are up $197.7 million or 4.7% for the second quarter 2019 over the same period a year earlier.  The increase in deposits was the result of a $301.5 million or 26.5% increase in average time deposits versus the same period last year.  Excluding time deposits, total average core deposit accounts, which consist of checking, savings and money market deposits, were down $103.7 million or 3.4% for the second quarter 2019 compared to the second quarter 2018.

The Federal Open Market Committee (FOMC) increased short term rates 100 basis points from June 2018 to June 2019 while the cost of our interest bearing liabilities increased only 44 basis points over the same period.  The cost of interest bearing liabilities increased to 0.91% in the second quarter 2019 from 0.47% in the second quarter 2018.  The cost of savings and interest bearing checking remained relatively flat over the same time frame.  Money market deposits increased 46 basis points to 0.81% versus 0.35% from the second quarter 2018. A significant portion of our CD portfolio is expected to reprice during the third and fourth quarter at which point current market rates may be lower. The net interest spread for the second quarter 2019 was 2.95%, down 29 basis points from 3.24% in the second quarter of 2018.  Net interest income (TE) decreased by 2.3% or $927 thousand versus the same period last year.  Because we offered competitive shorter term rates, we would expect margin to begin to stabilize in the latter part of 2019 particularly in third and fourth quarter as our shorter term time deposits could reprice lower and provide opportunity for increased margin expansion.

The Bank continued to demonstrate its ability to grow shareholders’ equity as average equity was up $41.4 million or 8.9% in the second quarter of 2019 compared to the same period in 2018.  On this expanded equity, return on average assets and return on average equity for the second quarter 2019 were 1.14% and 11.60%, respectively, compared to 1.26% and 13.26% for the second quarter 2018.  Improving efficiencies to reduce costs continues to remain a key area of focus.  Total operating expenses increased by $807 thousand or 3.3% in the second quarter 2019 as compared to the second quarter 2018, driven by an increase in salaries and employee benefits, partially offset by a 13.6% decline in professional services costs.  The growth in salaries and benefit expense was the result of our targeted effort to hire and retain talent.

Asset quality and loan loss reserve measures continued to improve.  Nonperforming loans (NPLs) were $22.1 million at June 30, 2019, compared to $24.2 million at June 30, 2018.  NPLs were 0.57% of total loans at June 30, 2019, compared to 0.65% at June 30, 2018.  The coverage ratio, or allowance for loan losses to NPLs, was 200.4% at June 30, 2019, compared to 184.2% at June 30, 2018.  Nonperforming assets (NPAs) were $24.8 million at June 30, 2019 compared to $26.7 million at June 30, 2018.  The ratio of allowance for loan losses to total loans was 1.14% as of June 30, 2019, compared to 1.19% at June 30, 2018 which reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $44.4 million at June 30, 2019 compared to $44.5 million at June 30, 2018.  The provision for loan losses decreased reflecting continued strong credit performance within the loan portfolio and the sale of the credit card portfolio which yielded $541 thousand or 1.2% decrease in the reserve.   Net recoveries for the second quarter 2019 were $35 thousand versus a net chargeoffs in the second quarter 2018 of $176 thousand driven by the settlement of the non performing loan sale.  The annualized net chargeoffs ratio was 0.00% for the second quarter 2019, compared to 0.02% in the second quarter 2018.

At June 30, 2019 the tangible equity to tangible asset ratio was 9.85%, compared to 9.52% at June 30, 2018.  As mentioned earlier, the Bank is proud of its ability to grow shareholder equity.  Book value per share at June 30, 2019 was $5.32, up 9.24% compared to $4.87 a year earlier.

TrustCo Bank Corp NY is a $5.2 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at June 30, 2019.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss second quarter 2019 results will be held at 9:00 a.m. Eastern Time on July 23, 2019.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10133313.  The call will also be audio webcast at: https://services.choruscall.com/links/trst190723.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; unanticipated effects from the Tax Cut and Jobs Act that may limit its benefits or adversely impact our business;  the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2019		3/31/2019		6/30/2018
Summary of operations
Net interest income (TE)	$39,192		39,733		40,119
(Credit) Provision for loan losses	(341)		300		300
Noninterest income	4,914		4,637		4,495
Noninterest expense	24,902		24,867		24,095
Net income	14,667		14,558		15,405

Per common share
Net income per share:
- Basic	$0.152		0.150		0.160
- Diluted	0.151		0.150		0.160
Cash dividends	0.068		0.068		0.066
Book value at period end	5.32		5.18		4.87
Market price at period end	7.92		7.76		8.90

At period end
Full time equivalent employees	858		899		829
Full service banking offices	148		148		148

Performance ratios
Return on average assets	1.14%		1.17		1.26
Return on average equity	11.60		11.93		13.26
Efficiency (1)	55.98		56.10		53.35
Net interest spread (TE)	2.95		3.11		3.24
Net interest margin (TE)	3.11		3.24		3.32
Dividend payout ratio	44.94		45.23		41.08

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.85%		9.72		9.52
Consolidated equity to assets	9.86%		9.73		9.53

Asset quality analysis at period end
Nonperforming loans to total loans	0.57		0.64		0.65
Nonperforming assets to total assets	0.47		0.50		0.54
Allowance for loan losses to total loans	1.14		1.16		1.19
Coverage ratio (3)	2.0	x	1.8	x	1.8	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six months ended
	06/30/19	06/30/18
Summary of operations
Net interest income (TE)	$78,925	79,431
(Credit) Provision for loan losses	(41)	600
Noninterest income	9,551	9,174
Noninterest expense	49,769	48,250
Net income	29,225	30,213

Per common share
Net income per share:
- Basic	$0.302	0.313
- Diluted	0.302	0.313
Cash dividends	0.136	0.131
Tangible Book value at period end	5.32	4.87
Market price at period end	7.92	8.90

Performance ratios
Return on average assets	1.15	1.24
Return on average equity	11.76	13.17
Efficiency (1)	56.04	53.70
Net interest spread (TE)	3.03	3.23
Net interest margin (TE)	3.17	3.30
Dividend payout ratio	45.08	41.87

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

TE = Taxable equivalent.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Interest and dividend income:
Interest and fees on loans	$41,432	41,253	41,184	40,073	38,956
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	821	783	788	787	787
State and political subdivisions	3	1	2	7	6
Mortgage-backed securities and collateralized mortgage obligations - residential	2,152	1,555	1,554	1,601	1,675
Corporate bonds	272	208	202	202	150
Small Business Administration - guaranteed participation securities	289	297	329	325	333
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	-	-	-	(5)
Other securities	5	5	5	4	4
Total interest and dividends on securities available for sale	3,542	2,849	2,880	2,926	2,950

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	209	217	226	232	244
Total interest on held to maturity securities	209	217	226	232	244

Federal Reserve Bank and Federal Home Loan Bank stock	199	85	207	82	198

Interest on federal funds sold and other short-term investments	3,282	3,009	2,367	2,425	2,467
Total interest income	48,664	47,413	46,864	45,738	44,815

Interest expense:
Interest on deposits:
Interest-bearing checking	94	121	111	113	112
Savings	367	377	401	417	420
Money market deposit accounts	1,119	826	618	544	452
Time deposits	7,512	5,976	4,643	3,864	3,439
Interest on short-term borrowings	381	381	352	277	283
Total interest expense	9,473	7,681	6,125	5,215	4,706

Net interest income	39,191	39,732	40,739	40,523	40,109

Less: (Credit) Provision for loan losses	(341)	300	500	300	300
Net interest income after provision for loan losses	39,532	39,432	40,239	40,223	39,809

Noninterest income:
Trustco Financial Services income	1,683	1,733	1,356	1,516	1,596
Fees for services to customers	2,611	2,520	2,897	2,693	2,677
Other	620	384	199	246	222
Total noninterest income	4,914	4,637	4,452	4,455	4,495

Noninterest expenses:
Salaries and employee benefits	11,711	11,451	10,183	10,761	10,741
Net occupancy expense	4,006	4,167	4,800	3,997	4,101
Equipment expense	1,709	1,902	1,741	1,783	1,793
Professional services	1,568	1,650	1,733	1,578	1,814
Outsourced services	1,875	1,925	1,875	1,875	1,825
Advertising expense	778	785	876	844	670
FDIC and other insurance	598	648	522	682	514
Other real estate (income) expense, net	210	(24)	37	528	294
Other	2,447	2,363	3,152	2,496	2,343
Total noninterest expenses	24,902	24,867	24,919	24,544	24,095

Income before taxes	19,544	19,202	19,772	20,134	20,209
Income taxes	4,877	4,644	3,739	4,935	4,804

Net income	$14,667	14,558	16,033	15,199	15,405

Net income per common share:
- Basic	$0.152	0.150	0.166	0.157	0.160

- Diluted	0.151	0.150	0.166	0.157	0.160

Average basic shares (in thousands)	96,822	96,744	96,555	96,555	96,449
Average diluted shares (in thousands)	96,891	96,822	96,689	96,689	96,580

Note: Taxable equivalent net interest income	$39,192	39,733	40,740	40,526	40,119

CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six months ended
	06/30/19	06/30/18
Interest and dividend income:
Interest and fees on loans	$82,685	77,047
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,604	1,537
State and political subdivisions	4	13
Mortgage-backed securities and collateralized mortgage obligations - residential	3,707	3,438
Corporate bonds	480	283
Small Business Administration - guaranteed participation securities	586	685
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	37
Other securities	10	9
Total interest and dividends on securities available for sale	6,391	6,002

Interest on held to maturity securities:
Mortgage-backed securities-residential	426	504
Total interest on held to maturity securities	426	504

Federal Reserve Bank and Federal Home Loan Bank stock	284	275

Interest on federal funds sold and other short-term investments	6,291	4,484
Total interest income	96,077	88,312

Interest expense:
Interest on deposits:
Interest-bearing checking	215	218
Savings	744	839
Money market deposit accounts	1,945	891
Time deposits	13,488	6,299
Interest on short-term borrowings	762	641
Total interest expense	17,154	8,888

Net interest income	78,923	79,424

Less: (Credit) Provision for loan losses	(41)	600
Net interest income after provision for loan losses	78,964	78,824

Noninterest income:
Trustco Financial Services income	3,416	3,411
Fees for services to customers	5,131	5,322
Other	1,004	441
Total noninterest income	9,551	9,174

Noninterest expenses:
Salaries and employee benefits	23,162	21,163
Net occupancy expense	8,173	8,416
Equipment expense	3,611	3,544
Professional services	3,218	3,244
Outsourced services	3,800	3,750
Advertising expense	1,563	1,300
FDIC and other insurance	1,246	1,537
Other real estate expense, net	186	666
Other	4,810	4,630
Total noninterest expenses	49,769	48,250

Income before taxes	38,746	39,748
Income taxes	9,521	9,535

Net income	$29,225	30,213

Net income per common share:
- Basic	$0.302	0.313

- Diluted	0.302	0.313

Average basic shares (in thousands)	96,784	96,401
Average diluted shares (in thousands)	96,857	96,535

Note: Taxable equivalent net interest income	$78,925	79,431

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
ASSETS:

Cash and due from banks	$42,471	43,064	49,260	42,195	40,567
Federal funds sold and other short term investments	517,684	576,123	454,449	423,254	546,049
Total cash and cash equivalents	560,155	619,187	503,709	465,449	586,616

Securities available for sale:
U. S. government sponsored enterprises	184,448	148,292	152,160	150,053	150,704
States and political subdivisions	170	172	173	180	524
Mortgage-backed securities and collateralized mortgage obligations - residential	354,679	312,946	262,032	269,093	283,252
Small Business Administration - guaranteed participation securities	53,091	54,113	56,475	57,894	61,876
Corporate bonds	40,467	30,258	29,938	29,977	29,977
Other securities	685	685	685	685	685
Total securities available for sale	633,540	546,466	501,463	507,882	527,018

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	20,667	21,609	22,501	23,462	24,730
Total held to maturity securities	20,667	21,609	22,501	23,462	24,730

Federal Reserve Bank and Federal Home Loan Bank stock	9,183	8,953	8,953	8,953	8,953

Loans:
Commercial	190,507	190,347	196,146	190,987	190,904
Residential mortgage loans	3,428,829	3,376,193	3,376,708	3,331,212	3,245,151
Home equity line of credit	277,559	282,034	289,540	293,750	295,791
Installment loans	9,514	12,579	11,702	9,967	9,309
Loans, net of deferred net costs	3,906,409	3,861,153	3,874,096	3,825,916	3,741,155

Less: Allowance for loan losses	44,365	44,671	44,766	44,736	44,503
Net loans	3,862,044	3,816,482	3,829,330	3,781,180	3,696,652

Bank premises and equipment, net	34,058	34,428	34,694	35,214	35,521
Operating lease right-of-use assets	51,097	51,559	-	-	-
Other assets	56,926	57,637	58,263	63,211	61,069

Total assets	$5,227,670	5,156,321	4,958,913	4,885,351	4,940,559

LIABILITIES:
Deposits:
Demand	$432,780	408,417	405,069	403,047	404,564
Interest-bearing checking	888,433	895,099	904,678	918,486	925,295
Savings accounts	1,132,308	1,150,329	1,182,683	1,221,127	1,257,744
Money market deposit accounts	562,318	538,043	507,311	501,270	512,453
Time deposits	1,446,428	1,421,181	1,274,506	1,155,994	1,155,214
Total deposits	4,462,267	4,413,069	4,274,247	4,199,924	4,255,270

Short-term borrowings	166,746	159,778	161,893	176,377	182,705
Operating lease liabilities	56,237	56,723	-	-	-
Accrued expenses and other liabilities	26,790	25,033	32,902	31,932	31,769

Total liabilities	4,712,040	4,654,603	4,469,042	4,408,233	4,469,744

SHAREHOLDERS' EQUITY:
Capital stock	100,180	100,180	100,175	100,175	100,093
Surplus	176,396	176,510	176,710	176,764	176,243
Undivided profits	272,433	264,364	256,397	246,965	238,342
Accumulated other comprehensive loss, net of tax	(1,774)	(7,011)	(10,309)	(13,000)	(9,796)
Treasury stock at cost	(31,605)	(32,325)	(33,102)	(33,786)	(34,067)

Total shareholders' equity	515,630	501,718	489,871	477,118	470,815

Total liabilities and shareholders' equity	$5,227,670	5,156,321	4,958,913	4,885,351	4,940,559

Outstanding shares (in thousands)	96,822	96,746	96,659	96,586	96,475

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$905	701	645	928	767
Real estate mortgage - 1 to 4 family	19,633	22,343	22,373	20,750	21,209
Installment	1	26	4	13	6
Total non-accrual loans	20,539	23,070	23,022	21,691	21,982
Other nonperforming real estate mortgages - 1 to 4 family	31	33	34	35	36
Total nonperforming loans	20,570	23,103	23,056	21,726	22,018
Other real estate owned	2,625	1,262	1,675	2,306	2,569
Total nonperforming assets	$23,195	24,365	24,731	24,032	24,587

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,564	1,644	1,915	2,054	2,143
Installment	-	-	15	13	-
Total non-accrual loans	1,564	1,644	1,930	2,067	2,143
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,564	1,644	1,930	2,067	2,143
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,564	1,644	1,930	2,067	2,143

Total
Loans in nonaccrual status:
Commercial	$905	701	645	928	767
Real estate mortgage - 1 to 4 family	21,197	23,987	24,288	22,804	23,352
Installment	1	26	19	26	6
Total non-accrual loans	22,103	24,714	24,952	23,758	24,125
Other nonperforming real estate mortgages - 1 to 4 family	31	33	34	35	36
Total nonperforming loans	22,134	24,747	24,986	23,793	24,161
Other real estate owned	2,625	1,262	1,675	2,306	2,569
Total nonperforming assets	$24,759	26,009	26,661	26,099	26,730

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$(1)	4	99	(2)	(1)
Real estate mortgage - 1 to 4 family	(54)	318	323	(3)	150
Installment	45	23	35	64	27
Total net (recoveries) chargeoffs	$(10)	345	457	59	176

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	(25)	19	(3)	-	-
Installment	-	31	16	8	-
Total net (recoveries) chargeoffs	$(25)	50	13	8	-

Total
Commercial	$(1)	4	99	(2)	(1)
Real estate mortgage - 1 to 4 family	(79)	337	320	(3)	150
Installment	45	54	51	72	27
Total net (recoveries) chargeoffs	$(35)	395	470	67	176

Asset Quality Ratios

Total nonperforming loans (1)	$22,134	24,747	24,986	23,793	24,161
Total nonperforming assets (1)	24,759	26,009	26,661	26,099	26,730
Total net (recoveries) chargeoffs (2)	(35)	395	470	67	176

Allowance for loan losses (1)	44,365	44,671	44,766	44,736	44,503

Nonperforming loans to total loans	0.57%	0.64%	0.64%	0.62%	0.65%
Nonperforming assets to total assets	0.47%	0.50%	0.54%	0.53%	0.54%
Allowance for loan losses to total loans	1.14%	1.16%	1.16%	1.17%	1.19%
Coverage ratio (1)	200.4%	180.5%	179.2%	188.0%	184.2%
Annualized net chargeoffs to average loans (2)	0.00%	0.04%	0.05%	0.01%	0.02%
Allowance for loan losses to annualized net chargeoffs (2)	-316.9	x	28.3	x	23.8	x	166.9	x	63.2	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)

(Unaudited)	Three months ended June 30, 2019			Three months ended June 30, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$160,197	821	2.05%	$154,862	787	2.03%
Mortgage backed securities and collateralized mortgage obligations - residential	342,678	2,152	2.51	300,706	1,675	2.23
State and political subdivisions	168	4	9.52	515	10	7.81
Corporate bonds	33,793	272	3.22	27,780	150	2.16
Small Business Administration - guaranteed participation securities	54,254	289	2.13	64,886	333	2.05
Mortgage backed securities and collateralized mortgage obligations - commercial	-	-	-	1,285	(5)	(1.51)
Other	686	5	2.92	685	4	2.34

Total securities available for sale	591,776	3,543	2.39	550,719	2,954	2.15

Federal funds sold and other short-term Investments	545,724	3,282	2.41	549,378	2,467	1.82

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	21,155	209	3.95	25,381	244	3.85

Total held to maturity securities	21,155	209	3.95	25,381	244	3.85

Federal Reserve Bank and Federal Home Loan Bank stock	9,173	199	8.68	8,943	198	8.86

Commercial loans	189,870	2,546	5.36	187,157	2,444	5.22
Residential mortgage loans	3,396,149	35,179	4.14	3,205,035	32,914	4.11
Home equity lines of credit	279,622	3,503	5.01	298,489	3,391	4.61
Installment loans	10,310	204	7.91	8,669	213	9.98

Loans, net of unearned income	3,875,951	41,432	4.28	3,699,350	38,962	4.22

Total interest earning assets	5,043,779	48,665	3.86	4,833,771	44,825	3.72

Allowance for loan losses	(44,841)			(44,551)
Cash & non-interest earning assets	177,019			124,099

Total assets	$5,175,957			$4,913,319

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$879,732	94	0.04%	$906,641	112	0.05%
Money market accounts	553,708	1,119	0.81	529,421	452	0.35
Savings	1,138,107	367	0.13	1,260,656	420	0.14
Time deposits	1,437,097	7,512	2.09	1,135,630	3,439	1.23

Total interest bearing deposits	4,008,644	9,092	0.91	3,832,348	4,423	0.47
Short-term borrowings	162,690	381	0.94	189,611	283	0.61

Total interest bearing liabilities	4,171,334	9,473	0.91	4,021,959	4,706	0.47

Demand deposits	418,215			396,783
Other liabilities	79,056			28,653
Shareholders' equity	507,352			465,924

Total liabilities and shareholders' equity	$5,175,957			$4,913,319

Net interest income, tax equivalent		39,192			40,119

Net interest spread			2.95%			3.24%

Net interest margin (net interest income to total interest earning assets)			3.11%			3.32%

Tax equivalent adjustment		(1)			(10)

Net interest income		39,191			40,109

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)

(Unaudited)	Six months ended June 30, 2019			Six months ended June 30, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$157,244	1,604	2.04%	$155,723	1,537	1.97%
Mortgage backed securities and collateralized mortgage obligations - residential	308,034	3,707	2.41	307,194	3,438	2.24
State and political subdivisions	168	6	7.14	515	20	9.37
Corporate bonds	30,347	480	3.16	30,523	283	1.85
Small Business Administration - guaranteed participation securities	55,648	586	2.11	65,990	685	2.08
Mortgage backed securities and collateralized mortgage obligations - commercial	-	-	-	5,507	37	1.34
Other	685	10	2.92	685	9	2.63

Total securities available for sale	552,126	6,393	2.32	566,137	6,009	2.12

Federal funds sold and other short-term Investments	524,468	6,291	2.40	539,219	4,484	1.68

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	21,594	426	3.95	26,086	504	3.86

Total held to maturity securities	21,594	426	3.95	26,086	504	3.86

Federal Reserve Bank and Federal Home Loan Bank stock	9,064	284	6.27	8,861	275	6.21

Commercial loans	191,793	5,129	5.35	186,405	4,858	6.25
Residential mortgage loans	3,385,628	70,043	4.14	3,177,041	65,172	4.11
Home equity lines of credit	282,892	7,040	4.98	302,368	6,601	4.40
Installment loans	11,099	473	8.52	8,518	418	9.88

Loans, net of unearned income	3,871,412	82,685	4.27	3,674,332	77,049	4.20

Total interest earning assets	4,978,664	96,079	3.86	4,814,635	88,321	3.68

Allowance for loan losses	(44,894)			(44,472)
Cash & non-interest earning assets	176,518			124,483

Total assets	$5,110,288			$4,894,646

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$880,101	215	0.05%	$892,288	218	0.05%
Money market accounts	535,950	1,945	0.73	538,230	891	0.33
Savings	1,149,064	744	0.13	1,260,509	839	0.13
Time deposits	1,395,361	13,488	1.93	1,108,413	6,299	1.15

Total interest bearing deposits	3,960,476	16,392	0.83	3,799,440	8,247	0.44
Short-term borrowings	160,893	762	0.95	211,874	641	0.61

Total interest bearing liabilities	4,121,369	17,154	0.83	4,011,314	8,888	0.45

Demand deposits	407,926			391,702
Other liabilities	79,814			28,891
Shareholders' equity	501,179			462,739

Total liabilities and shareholders' equity	$5,110,288			$4,894,646

Net interest income, tax equivalent		78,925			79,431

Net interest spread			3.03%			3.23%

Net interest margin (net interest income to total interest earning assets)			3.17%			3.30%

Tax equivalent adjustment		(2)			(7)

Net interest income		78,923			79,424

Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	6/30/2019	3/31/2019	6/30/2018

Tangible Equity to Tangible Assets
Total Assets	$5,227,670	5,156,321	4,940,559
Less: Intangible assets	553	553	553
Tangible assets	5,227,117	5,155,768	4,940,006

Equity	515,630	501,718	470,815
Less: Intangible assets	553	553	553
Tangible equity	515,077	501,165	470,262
Tangible Equity to Tangible Assets	9.85%	9.72%	9.52%
Equity to Assets	9.86%	9.73%	9.53%

	Three months ended			Six months ended
Efficiency Ratio	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018

Net interest income (fully taxable equivalent)	$39,192	39,733	40,119	$78,925	79,431
Non-interest income	4,914	4,637	4,495	9,551	9,174
Revenue used for efficiency ratio	44,106	44,370	44,614	88,476	88,605

Total noninterest expense	24,902	24,867	24,095	49,769	48,250
Less: Other real estate (income) expense, net	210	(24)	294	186	666
Expense used for efficiency ratio	24,692	24,891	23,801	49,583	47,584

Efficiency Ratio	55.98%	56.10%	53.35%	56.04%	53.70%